EXHIBIT 11.1

COMPUTATION OF NET INCOME (LOSS) PER SHARE
VIDEO SENTRY CORPORATION

                                                      Three Months Ended                 Six Months Ended
                                                           June 30                            June 30
                                                -----------------------------      -----------------------------
                                                    1996              1995            1996              1995
                                                -----------       -----------      -----------       -----------
PRIMARY:
  Weighted average shares outstanding             4,822,117         4,675,352        4,791,629         4,625,628

  Net effect of dilutive stock options and
    warrants - based on treasury stock
    method using average market price                  --             548,977             --             524,778
                                                -----------       -----------      -----------       -----------

      TOTAL                                       4,822,117         5,224,329        4,791,629         5,150,406
                                                ===========       ===========      ===========       ===========

  Net Income (Loss)                             $(1,362,674)      $   124,875      $(2,107,614)      $   221,905
                                                ===========       ===========      ===========       ===========

  Net Income (Loss) per share                   $     (0.28)      $      0.02      $     (0.44)      $      0.04
                                                ===========       ===========      ===========       ===========

FULLY DILUTED:

  Weighted average shares outstanding             4,822,117         4,675,352        4,791,629         4,625,628

  Net effect of dilutive stock options and
    warrants - based on treasury stock
    method using ending market price
    if higher than average market price                --             548,977             --             524,778
                                                -----------       -----------      -----------       -----------

      TOTAL                                       4,822,117         5,224,329        4,791,629         5,150,406
                                                ===========       ===========      ===========       ===========

  Net Income (Loss)                             $(1,362,674)      $   124,875      $(2,107,614)      $   221,905
                                                ===========       ===========      ===========       ===========

  Net Income (Loss) per share                   $     (0.28)      $      0.02      $     (0.44)      $      0.04
                                                ===========       ===========      ===========       ===========
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